Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Feb. 6, 2007	MEDIA CONTACT	Mark Craft
	Phone:	704-382-7364
	24-Hour:	704-382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	980-373-7905

Duke Energy Reports Year-End and Fourth Quarter 2006 Results

•	2006 ongoing diluted earnings per share of $1.81 versus $1.73 in 2005
•	2006 reported diluted earnings per share of $1.57 versus $1.88 in 2005
•	Transformational year –
•	Successful completion of merger with Cinergy in 2006
•	Successful completion of Spectra Energy spinoff in January 2007, resulted in two strong pure-play companies

CHARLOTTE, N.C. – Duke Energy today reported ongoing diluted earnings per share (EPS) for 2006, which excludes special items and discontinued operations (with the exception of Crescent Resources), of $1.81, compared to $1.73 in 2005.

The higher annual ongoing results reflect the addition of the Midwest assets in Franchised Electric & Gas and Commercial Power, improved performance by Natural Gas Transmission and Field Services, and the impact of tax benefits recorded in the fourth quarter. These results were offset by lower ongoing results at International and Crescent Resources, and the issuance of new shares as a result of the merger with Cinergy.

The company reported 2006 diluted EPS of $1.57 or approximately $1.86 billion in net income, compared to $1.88 per diluted share in 2005, or approximately $1.82 billion in net income.

“I am proud of what our company has achieved in this transformational year,” said Chairman, President and Chief Executive Officer James E. Rogers. “We completed the merger, sold our higher-risk businesses and met our target for completing the spinoff of Spectra Energy on Jan. 2, 2007. These major accomplishments show the resolve and commitment of our employees to position their businesses to grow earnings and dividends in the future.”

Rogers added: “In the fourth quarter alone, we completed the sale of the Commercial Marketing and Trading business and we closed on the purchase of the Rockingham Power Plant in North Carolina. We received approval for nearly $260 million of future federal tax credits related to costs to be incurred for building two advanced coal plants – 1,600 megawatts at Cliffside Steam Station in North Carolina and a 630-megawatt integrated gasification combined cycle (IGCC) plant in Indiana. We reached a settlement in our electric rate case in Kentucky and we announced that we are increasing our ownership in the Catawba Nuclear Station in South Carolina to better serve our customers in the future. Our overriding focus in 2007 is on achieving our employee incentive target of $1.15 per share on an ongoing diluted basis, which reflects the spinoff of Spectra Energy.”

For fourth quarter 2006, ongoing diluted EPS was 43 cents, flat with fourth quarter 2005. The addition of earnings related to the former Cinergy operations, along with the income tax benefits, were offset by impacts due to the sale of an effective 50 percent interest of Crescent in September 2006, lower earnings from Crescent and the issuance of additional shares related to the Cinergy merger.

For the fourth quarter of 2006, the company reported diluted EPS of 31 cents compared to 63 cents in fourth quarter of 2005.

Special items affecting Duke Energy’s diluted EPS for the quarter include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	4Q2006 EPS Impact	4Q2005 EPS Impact
Fourth quarter 2006
• Settlement reserves	($165)	$58	($0.08)	—
• Adjustment to impairment of Campeche investment	$5	—	—	—
• Impairment of Bolivia investment	($28)	$31	—	—
• Costs to achieve Cinergy merger	($31)	$11	($0.01)	—
• Costs to achieve Spectra Energy spinoff	($43)	$6	($0.03)	—
• Tax adjustments	—	$8	$0.01	—

Fourth quarter 2005
• Loss on Southeast DENA contract termination	($75)	$28	—	($0.04)
• Field Services hedge de-designation, net	$35	($13)	—	$0.02
• Mark-to-market change on de-designated Field Services hedges for 2005, net	$64	($22)	—	$0.04
• Mark-to-market impact of de-designated Southeast DENA hedges	($9)	$3	—	($0.01)
• Tax adjustments	—	$12	—	$0.01
Total diluted EPS impact			($0.11)	$0.02

Reconciliation of reported to ongoing diluted EPS for the quarter:

	4Q2006 EPS	4Q2005 EPS
Diluted EPS from continuing operations, as reported	$0.32	$0.44
Diluted EPS from discontinued operations, as reported	($0.01)	$0.19
Diluted EPS, as reported	$0.31	$0.63
Adjustments to reported EPS:
• Diluted EPS from discontinued operations, excluding Crescent Resources, and cumulative effect of change in accounting principle	$0.01	($0.18)
• Diluted EPS impact of special items	$0.11	($0.02)
Diluted EPS, ongoing	$0.43	$0.43

Reconciliation of reported to ongoing diluted EPS for the annual period:

	2006 EPS	2005 EPS
Diluted EPS from continuing operations, as reported	$1.70	$2.60
Diluted EPS from discontinued operations, as reported	($0.13)	($0.72)
Diluted EPS, as reported	$1.57	$1.88
Adjustments to reported EPS:
• Diluted EPS from discontinued operations, excluding Crescent Resources, and cumulative effect of change in accounting principle	$0.13	$0.73
• Diluted EPS impact of special items	$0.11	($0.88)
Diluted EPS, ongoing	$1.81	$1.73

BUSINESS UNIT RESULTS

Franchised Electric

U.S. Franchised Electric & Gas (FE&G) reported fourth quarter 2006 segment EBIT from continuing operations of $423 million, compared to $279 million in fourth quarter 2005. The increase over fourth quarter 2005 was due primarily to the addition of the former Cinergy regulated utility operations in the Midwest, expenses from an ice storm in the Carolinas in 2005, which did not reoccur, and reduced regulatory amortization expense during the fourth quarter 2006. The former Cinergy operations contributed EBIT of $153 million for the quarter, including a $16 million rate reduction related to merger approval requirements in Ohio, Indiana and Kentucky.

The increase in segment EBIT was partially offset by lower results at Duke Energy Carolinas, which were driven by milder weather and higher purchased power expense due primarily to nuclear refueling outages. Carolinas results were also negatively affected by $35 million of rate reductions related to merger approval requirements in North Carolina and South Carolina.

As a result of the North Carolina Utilities Commission’s reconsideration in December 2006 of an order issued earlier in the fourth quarter 2006, FE&G reversed the $18 million charge recorded in June 2006 related to a change in methodology for calculating bulk power marketing (BPM) profits to be shared with customers. Despite this favorable regulatory outcome, BPM results were down for the quarter due to lower volumes and pricing in 2006. Comparatively, the 2005 fourth quarter was the strongest fourth quarter in Duke Energy history for BPM.

FE&G added about 64,000 new customers in 2006, a 1.5 percent increase compared to the prior year.

Year-end segment EBIT from continuing operations for FE&G increased to approximately $1.81 billion in 2006, compared to $1.50 billion in 2005.

Natural Gas Transmission

Duke Energy Gas Transmission (DEGT) reported fourth quarter 2006 segment EBIT from continuing operations of $336 million, compared to $344 million in fourth quarter 2005.

The decrease was primarily due to increased operating and maintenance expenses, primarily in the U.S. and Western Canada pipeline and storage operations, including pipeline integrity and project development expenses. These were partially offset by higher processing margins on the Canadian Empress system.

Year-end segment EBIT from continuing operations for DEGT was approximately $1.44 billion in 2006, compared to $1.39 billion in 2005.

Field Services

The Field Services business segment, which represents Duke Energy’s 50 percent interest in DCP Midstream LLC (formerly Duke Energy Field Services LLC) (DEFS), reported fourth quarter 2006 equity earnings of $119 million, compared to $162 million in fourth quarter 2005. Excluding the impact from settlement of certain de-designated hedges at Field Services, ongoing EBIT for fourth quarter 2005 was $127 million. Lower results were primarily due to lower commodity prices.

During the quarter, DEFS paid tax distributions of approximately $98 million and dividends of $243 million to Duke Energy.

Year-end 2006 equity earnings were $569 million, compared to segment EBIT from continuing operations of approximately $1.95 billion in 2005, which included pre-tax gains from the sale of DEFS’ TEPPCO GP of about $791 million – net of minority interest of about $343 million; the sale of Duke Energy’s TEPPCO LP units of approximately $97 million; a $576 million gain on the transfer of a 19.7 percent interest in DEFS to ConocoPhillips; and, unfavorable mark-to-market impacts related to the 2006 de-designated hedges of $23 million in 2005.

Commercial Power

Commercial Power reported a fourth quarter 2006 segment EBIT loss from continuing operations of $29 million, compared to a $74 million loss in fourth quarter 2005.

Prior year quarterly results included a $75 million charge related to contract terminations in the Southeast. Results for the current year quarter reflected the addition of Cinergy’s non-regulated generation in the Midwest, which contributed $36 million. These results were offset by approximately $42 million of net purchase accounting charges associated with the merger, a $13 million loss from the former DENA Midwest operations, and $10 million of costs associated with our synfuel facilities (before the benefit of associated tax credits).

Year-end segment EBIT from continuing operations for Commercial Power was $21 million in 2006, compared to a loss of $118 million in 2005, which included the $75 million charge related to the contract terminations discussed above.

International Energy

Duke Energy International (DEI), reported a fourth quarter 2006 segment EBIT loss from continuing operations of approximately $42 million, compared to segment EBIT of approximately $97 million in fourth quarter 2005. During the quarter, DEI recognized a $100 million litigation reserve related to the settlement in January 2007 of a contract dispute between Citrus Trading Corp. and Spectra Energy

LNG Sales (formerly known as Duke Energy LNG Sales Inc., and now a subsidiary of Spectra Energy), and a $28 million impairment charge related to the sale of our Bolivian assets. As a result of the Spectra Energy settlement and separation agreements, Duke Energy does not expect any future charges or other obligations related to the Citrus matter.

Additionally, results for the quarter included lower margins at National Methanol due to lower commodity prices.

Year-end segment EBIT from continuing operations for DEI was $139 million in 2006, which included the previously mentioned litigation reserve and impairment charge as well as a net $50 million impairment charge related to our investment in Campeche. This compares with $314 million in 2005, which included a $20 million impairment charge related to our investment in Campeche.

Crescent Resources

Fourth quarter 2006 equity earnings from Duke Energy’s effective 50 percent interest in Crescent Resources, a joint venture partnership with Morgan Stanley Real Estate Fund, was $17 million, compared with segment EBIT from continuing operations of $104 million in fourth quarter 2005.

Lower results were due to the change from 100 percent ownership to an effective 50-50 joint venture, which occurred in September 2006, lower sales of residential and commercial properties and lower land sales. Reduced operating expenses, primarily as a result of the lower sales activity, partially offset these lower results.

Year-end segment EBIT from continuing operations for Crescent was $532 million for 2006, which includes a $246 million gain on the creation of the joint venture, compared to $314 million in 2005.

Other

Other primarily includes the cost of corporate governance, costs-to-achieve related to the Cinergy merger, costs-to-achieve associated with the spinoff of Spectra Energy to Duke Energy shareholders, Duke Energy’s captive insurance company, Bison Insurance Co. Limited, and de-designated hedges resulting from the decision in 2005 to transfer a 19.7 percent interest in DEFS to ConocoPhillips.

Other reported a fourth quarter 2006 EBIT loss from continuing operations of $228 million, compared to a loss of $64 million in fourth quarter 2005. The increased EBIT loss was primarily due to a $65 million charge related to contract settlement negotiations, $72 million of costs-to-achieve for both the merger and Spectra Energy spinoff, and reduced mark-to-market gains of approximately $36 million associated with the de-designated Field Services hedges.

Year-end EBIT loss from continuing operations for Other was $581 million, compared to a $518 million EBIT loss in 2005.

Discontinued Operations

In fourth quarter 2006, Discontinued Operations had an after-tax loss of $7 million, compared to fourth quarter 2005 after-tax income of $180 million. The variance is primarily due to a gain on the disposition of DENA assets recorded during the fourth quarter of 2005.

Discontinued Operations posted an after-tax loss of $156 million for the year-ended 2006, compared with an after-tax loss of $701 million in 2005.

INTEREST EXPENSE

Interest expense was $325 million for the fourth quarter 2006, compared to $250 million for the fourth quarter 2005. This increase was primarily due to the acquisition of Cinergy in April 2006.

Interest expense was approximately $1.25 billion for the year-ended 2006, compared to approximately $1.07 billion for the year-ended 2005. The increase in interest expense was primarily due to the acquisition of Cinergy in April 2006, partially offset by the de-consolidation of DEFS in the third quarter of 2005.

INCOME TAX

Income tax benefit from continuing operations was $12 million for the fourth quarter 2006, compared to income tax expense from continuing operations of $187 million for the fourth quarter 2005. The tax benefit in fourth quarter 2006 was primarily due to favorable tax settlements, tax benefits related to the impairment of the investment in Bolivia, the reversal of previously recognized taxes related to dividends on foreign operations, and tax credits recognized on synfuel operations.

Income tax expense from continuing operations was $843 million for the year-ended 2006, compared to approximately $1.28 billion for the year-ended 2005. The effective tax rate for the year-ended 2006 was approximately 29.5 percent, compared to the effective tax rate of approximately 33.6 percent for the year-ended 2005. The lower effective tax rate for the year-ended 2006 was primarily due to the favorable tax matters discussed above.

ADDITIONAL INFORMATION

Additional information about EPS reconciliation data can be obtained at Duke Energy’s fourth quarter 2006 earnings information Web site at: www.duke-energy.com/investors/.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations plus any amounts reported as discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Field Services and Crescent Resources) and Other EBIT as a measure of historical and anticipated future segment and other performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of any forecasted ongoing segment or Other EBIT and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Duke Energy Corp., one of the largest electric power companies in the United States, supplies and delivers energy to approximately 3.9 million U.S. customers. The company has nearly 37,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site or by dialing (800) 475-3716 in the United States or (719) 457-2728 outside the United States. The confirmation code is 2041180. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Feb. 15, 2007, by dialing (888) 203-1112 with a confirmation code of 2041180. The international replay number is (719) 457-0820, confirmation code 2041180. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap/

Forward-looking statement

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy’s service territories; additional competition in Duke Energy’s markets and continued industry consolidation; the influence of weather on company operations, including the economic, operational and other effects of hurricanes, tornados or other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power; the performance of electric generation facilities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the ability to successfully complete merger, acquisition or divestiture plans, including the prices in which Duke Energy is able to sell assets; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

DECEMBER 2006

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share amounts and where noted)	2006	2005	2006	2005
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.32	$0.46	$1.73	$2.69
Diluted	$0.32	$0.44	$1.70	$2.60
(Loss) Earnings Per Share (from discontinued operations)
Basic	$(0.01)	$0.19	$(0.14)	$(0.75)
Diluted	$(0.01)	$0.19	$(0.13)	$(0.72)
Earnings Per Share (before cumulative effect of change in accounting principle)
Basic	$0.31	$0.65	$1.59	$1.94
Diluted	$0.31	$0.63	$1.57	$1.88
Earnings Per Share
Basic	$0.31	$0.65	$1.59	$1.94
Diluted	$0.31	$0.63	$1.57	$1.88
Dividends Per Share	$0.32	$0.31	$1.26	$1.17
Weighted-Average Shares Outstanding
Basic	1,256	928	1,170	934
Diluted	1,265	962	1,188	970
INCOME
Operating Revenues	$4,069	$3,029	$15,184	$16,297

Total Reportable Segment EBIT	824	912	4,510	5,339
Other EBIT	(228)	(64)	(581)	(518)
Interest Expense	325	250	1,253	1,066
Interest Income and Other (c)	(111)	(19)	(186)	(56)
Income Tax Expense (Benefit) from Continuing Operations	(12)	187	843	1,282
(Loss) Income from Discontinued Operations	(7)	180	(156)	(701)
Cumulative Effect of Change in Accounting Principle, net of tax	—	(4)	—	(4)

Net Income	387	606	1,863	1,824
Dividends and Premiums on Redemption of Preferred and Preference Stock	—	5	—	12

Earnings Available for Common Stockholders	$387	$601	$1,863	$1,812

CAPITALIZATION
Common Equity			55%	50%
Minority Interests			2%	2%
Total Debt			43%	48%
Total Debt			$20,173	$16,030
Book Value Per Share			$20.77	$17.72
Actual Shares Outstanding			1,257	928
CAPITAL AND INVESTMENT EXPENDITURES
US Franchised Electric & Gas	$924	$403	$2,381	$1,350
Natural Gas Transmission	287	216	790	930
Field Services	—	—	—	86
Commercial Power (a)	59	—	209	2
International Energy	15	3	58	23
Crescent (b)	—	129	507	599
Other (a)	9	16	131	29

Total Capital and Investment Expenditures	$1,294	$767	$4,076	$3,019

EBIT BY BUSINESS SEGMENT
US Franchised Electric & Gas	$423	$279	$1,811	$1,495
Natural Gas Transmission	336	344	1,438	1,388
Field Services	119	162	569	1,946
Commercial Power (a)	(29)	(74)	21	(118)
International Energy	(42)	97	139	314
Crescent (d)	17	104	532	314

Total reportable segment EBIT	824	912	4,510	5,339
Other EBIT (a)	(228)	(64)	(581)	(518)
Interest expense	(325)	(250)	(1,253)	(1,066)
Interest Income and Other (c)	111	19	186	56

Consolidated earnings from continuing operations before income taxes	$382	$617	$2,862	$3,811

Note: Includes the results of operations for former Cinergy from April 1, 2006 and thereafter.

(a)	Commercial Power includes amounts related to DENA’s midwestern assets, which were previously reflected in Other.
(b)	Amounts include capital expenditures for residential real estate included in operating cash flows of $0 and $79 million for the three months ended December 31, 2006 and 2005, and $322 million and $355 million for the period from January 1, 2006 through the date of deconsolidation (September 7, 2006) and the twelve months ended December 31, 2005, respectively.
(c)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(d)	Crescent EBIT for the three and twelve months ended December 31, 2006 includes Duke Energy’s 50% of equity in earnings of Crescent’s net income from the date of deconsolidation (September 7, 2006) and thereafter.

Note: Certain prior period amounts have been reclassified due to discontinued operations and segment asset transfers.

DECEMBER 2006

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except where noted)	2006	2005	2006	2005
US FRANCHISED ELECTRIC & GAS
Operating Revenues	$2,194	$1,314	$8,098	$5,432
Operating Expenses	1,776	1,043	6,319	3,959
Gains (Losses) on Sales of Other Assets and Other, net	(1)	5	—	7
Other Income and Expenses, net	6	3	32	15

EBIT	$423	$279	$1,811	$1,495

Depreciation and Amortization	$327	$219	$1,280	$962
Duke Energy Carolinas GWh sales	19,373	19,959	82,652	85,277
Duke Energy Midwest GWh sales	14,761		46,069
NATURAL GAS TRANSMISSION
Operating Revenues	$1,199	$1,231	$4,523	$4,055
Operating Expenses	886	906	3,162	2,715
Gains on Sales of Other Assets and Other, net	16	9	47	13
Other Income and Expenses, net	17	17	69	65
Minority Interest Expense	10	7	39	30

EBIT	$336	$344	$1,438	$1,388

Depreciation and Amortization	$119	$119	$480	$458
Proportional Throughput, TBtu	850	876	3,248	3,410
FIELD SERVICES
Operating Revenues	$—	$—	$—	$5,530
Operating Expenses	1	4	5	5,215
Gains on Sales of Other Assets and Other, net	—	—	—	577
Other Income and Expenses, net	—	—	—	1,259
Equity in Earnings of Unconsolidated Affiliates (a)	120	166	574	292
Minority Interest Expense	—	—	—	497

EBIT	$119	$162	$569	$1,946

Depreciation and Amortization	$—	$—	$—	$143
Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.7	6.9	6.8	6.8
Natural Gas Liquids Production, MBbl/d (b)	362	346	361	353
Average Natural Gas Price per MMBtu	$6.56	$12.97	$7.23	$8.59
Average Natural Gas Liquids Price per Gallon	$0.87	$1.00	$0.94	$0.85
COMMERCIAL POWER (c)
Operating Revenues	$442	$28	$1,402	$148
Operating Expenses	467	35	1,395	200
Losses on Sales of Other Assets and Other, net	(14)	(70)	(23)	(70)
Other Income and Expenses, net	10	3	37	4

EBIT	$(29)	$(74)	$21	$(118)

Depreciation and Amortization	$46	$15	$160	$60
Actual Plant Production, GWh	5,661	95	17,640	1,759
INTERNATIONAL ENERGY
Operating Revenues	$242	$209	$961	$745
Operating Expenses	300	151	877	536
Losses on Sales of Other Assets and Other, net	—	(1)	(1)	—
Other Income and Expenses, net	20	43	76	117
Minority Interest Expense	4	3	20	12

EBIT	$(42)	$97	$139	$314

Depreciation and Amortization	$21	$16	$77	$64
Sales, GWh	4,709	4,657	20,424	18,213
Proportional MW Capacity in Operation			3,995	3,937
CRESCENT
Operating Revenues	$—	$214	$221	$495
Operating Expenses	2	174	160	399
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	74	201	191
Gains on Sales of Other Assets and Other, net	—	—	246	—
Other Income and Expenses, net	—	—	14	44
Equity in Earnings of Unconsolidated Affiliates (d)	19	—	15	—
Minority Interest Expense	—	10	5	17

EBIT	$17	$104	$532	$314

Depreciation and Amortization	$—	$—	$1	$1
OTHER (c)
Operating Revenues	$37	$42	$142	$72
Operating Expenses	279	153	735	556
Gains (Losses) on Sales of Other Assets and Other, net	8	1	8	8
Other Income and Expenses, net	2	56	(5)	(39)
Minority Interest Expense	(4)	10	(9)	3

EBIT	$(228)	$(64)	$(581)	$(518)

Depreciation and Amortization	$13	$10	$51	$40
Note:	Includes the results of operations for former Cinergy from April 1, 2006 and thereafter.
(a)	Represents the 50% equity in earnings in Duke Energy Field Services LLC from the date of deconsolidation (July 1, 2005) and thereafter.
(b)	Represents 100% of joint venture volumes.
(c)	Commercial Power includes amounts related to DENA’s midwestern assets, which were previously reflected in Other.
(d)	Represents the 50% equity in earnings in Crescent from the date of deconsolidation (September 7, 2006) and thereafter.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Twelve Months Ended December 31,
	2006	2005
Operating Revenues	$15,184	$16,297
Operating Expenses	12,493	13,416
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	201	191
Gains on Sales of Other Assets and Other, net	276	534

Operating Income	3,168	3,606

Other Income and Expenses, net	1,008	1,809
Interest Expense	1,253	1,066
Minority Interest Expense	61	538

Earnings From Continuing Operations Before Income Taxes	2,862	3,811
Income Tax Expense from Continuing Operations	843	1,282

Income From Continuing Operations	2,019	2,529
Loss From Discontinued Operations, net of tax	(156)	(701)

Income Before Cumulative Effect of Change in Accounting Principle	1,863	1,828
Cumulative Effect of Change in Accounting Principle, net of tax	—	(4)

Net Income	1,863	1,824
Dividends and Premiums on Redemption of Preferred and Preference Stock	—	12

Earnings Available For Common Stockholders	$1,863	$1,812

Common Stock Data
Weighted-average shares outstanding
Basic	1,170	934
Diluted	1,188	970
Earnings per share (from continuing operations)
Basic	$1.73	$2.69
Diluted	$1.70	$2.60
Loss per share (from discontinued operations)
Basic	$(0.14)	$(0.75)
Diluted	$(0.13)	$(0.72)
Earnings per share (before cumulative effect of change in accounting principle)
Basic	$1.59	$1.94
Diluted	$1.57	$1.88
Earnings per share
Basic	$1.59	$1.94
Diluted	$1.57	$1.88
Dividends per share	$1.26	$1.17

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	December 31, 2006	December 31, 2005
ASSETS
Current Assets	$6,981	$7,957
Investments and Other Assets	16,118	15,033
Net Property, Plant and Equipment	41,447	29,200
Regulatory Assets and Deferred Debits	4,243	2,533

Total Assets	$68,789	$54,723

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities	$6,525	$8,418
Long-term Debt	18,118	14,547
Deferred Credits and Other Liabilities	17,239	14,570
Minority Interests	805	749
Common Stockholders’ Equity	26,102	16,439

Total Liabilities and Common Stockholders’ Equity	$68,789	$54,723

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Twelve Months Ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,863	$1,824
Adjustments to reconcile net income to net cash provided by operating activities	1,983	1,019

Net cash provided by operating activities	3,846	2,843

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,426)	(151)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(1,961)	(2,717)

Changes in cash and cash equivalents included in assets held for sale	(22)	3

Net increase (decrease) in cash and cash equivalents	437	(22)
Cash and cash equivalents at beginning of period	511	533

Cash and cash equivalents at end of period	$948	$511

Duke Energy – Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

December 31, 2006

	Quarter To Date Ended December 31			Year To Date December 31
	2006	2005	% Inc.(Dec.)	2006	2005	% Inc.(Dec.)
GWH Sales
Residential	5,398	5,764	(6.3%)	25,147	25,460	(1.2%)
General Service	6,025	6,063	(0.6%)	25,585	25,236	1.4%

Industrial – Textile	1,329	1,557	(14.6%)	5,791	6,561	(11.7%)
Industrial – Other	4,500	4,699	(4.2%)	18,605	18,800	(1.0%)

Total Industrial	5,829	6,256	(6.8%)	24,396	25,361	(3.8%)

Other Energy Sales	67	65	3.1%	269	266	1.1%
Regular Resale	366	378	(3.2%)	1,557	1,501	3.7%

Total Regular Sales Billed	17,685	18,526	(4.5%)	76,954	77,824	(1.1%)

Special Sales (A)	925	1,072	(13.7%)	4,406	6,301	(30.1%)

Total Electric Sales	18,610	19,598	(5.0%)	81,360	84,125	(3.3%)

Unbilled Sales	412	11	0.0%	(31)	(153)	79.7%

Total Electric Sales – Carolinas	19,022	19,609	(3.0%)	81,329	83,972	(3.1%)

Nantahala Electric Sales	351	350	0.3%	1,323	1,305	1.4%

Total Consolidated Electric Sales – Carolinas	19,373	19,959	(2.9%)	82,652	85,277	(3.1%)

Average Number of Customers
Residential	1,891,472	1,852,832	2.1%	1,876,946	1,839,759	2.0%
General Service	318,764	313,293	1.7%	316,853	310,915	1.9%
Industrial – Textile	740	777	(4.8%)	755	796	(5.2%)
Industrial – Other	6,584	6,645	(0.9%)	6,609	6,660	(0.8%)

Total Industrial	7,324	7,422	(1.3%)	7,364	7,456	(1.2%)

Other Energy Sales	13,222	13,061	1.2%	13,142	12,998	1.1%
Regular Resale	15	15	0.0%	15	15	0.0%

Total Regular Sales	2,230,797	2,186,623	2.0%	2,214,320	2,171,143	2.0%

Special Sales (A)	27	25	8.0%	28	30	(6.7%)

Total Electric Sales – Carolinas	2,230,824	2,186,648	2.0%	2,214,348	2,171,173	2.0%

Nantahala Electric Sales	70,601	69,077	2.2%	69,974	68,391	2.3%

Total Avg Number of Customers – Carolinas	2,301,425	2,255,725	2.0%	2,284,322	2,239,564	2.0%

(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,161	1,296	(10.4%)	2,906	3,272	(11.2%)
Cooling Degree Days	17	66	(73.4%)	1,457	1,540	(5.4%)

Variance from Normal
Heating Degree Days	(7.8%)	2.2%	n/a	(8.9%)	1.8%	n/a
Cooling Degree Days	(47.1%)	119.2%	n/a	0.4%	6.9%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

December 31, 2006

	Quarter To Date Ended December 31			Post Merger Year To Date December 31
	2006	2005	% Inc.(Dec.)	2006	2005	% Inc.(Dec.)
GWH Sales
Residential	3,930	4,155	(5.4%)	12,516	13,164	(4.9%)
General Service	4,251	4,299	(1.1%)	13,399	13,444	(0.3%)
Industrial	4,489	4,640	(3.3%)	13,887	14,056	(1.2%)
Other Energy Sales	44	45	(2.2%)	132	133	(0.8%)

Total Regular Electric Sales Billed	12,714	13,139	(3.2%)	39,934	40,797	(2.1%)

Special Sales	1,898	2,306	(17.7%)	5,723	6,881	(16.8%)

Total Electric Sales Billed – Midwest	14,612	15,445	(5.4%)	45,657	47,678	(4.2%)

Unbilled Sales	149	56	166.1%	412	445	(7.4%)

Total Electric Sales – Midwest	14,761	15,501	(4.8%)	46,069	48,123	(4.3%)

Average Number of Customers
Residential	1,395,589	1,383,695	0.9%	1,389,816	1,377,475	0.9%
General Service	182,800	180,774	1.1%	182,327	180,305	1.1%
Industrial	5,721	5,791	(1.2%)	5,739	5,812	(1.3%)
Other Energy	3,676	3,282	12.0%	3,606	3,253	10.9%

Total Regular Sales	1,587,786	1,573,542	0.9%	1,581,488	1,566,845	0.9%

Special Sales	30	37	(18.9%)	31	38	(18.4%)

Total Avg Number Electric Customers – Midwest	1,587,816	1,573,579	0.9%	1,581,519	1,566,883	0.9%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	1,268	1,520	(16.6%)	1,482	1,765	(16.0%)
Cooling Degree Days	17	32	(46.9%)	1,028	1,285	(20.0%)

Variance from Normal
Heating Degree Days	(11.3%)	6.4%	n/a	(13.2%)	3.4%	n/a
Cooling Degree Days	21.4%	128.6%	n/a	1.9%	27.4%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2005 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Loss on Southeast DENA contract termination		Field Services hedge de-designation, net		MTM change on de-designated Field Services hedges for 2005, net		MTM impact of de-designated Southeast DENA hedges		Tax Adjustments	Discontinued Operations/ Cumulative Effect of Change in Accounting Principle		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$279	$—		$—		$—		$—		$—	$—		$—	$279
Natural Gas Transmission	344	—		—		—		—		—	—		—	344
Field Services	127	—		35	B	—		—		—	—		35	162
Commercial Power	1	(75	) A	—		—		—		—	—		(75)	(74)
International Energy	97	—		—		—		—		—	—		—	97
Crescent	104	—		—		—		—		—	—		—	104

Total reportable segment EBIT	952	(75)		35		—		—		—	—		(40)	912
Other	(119)	—		—		64	C	(9	) D	—	—		55	(64)

Total reportable segment EBIT and other EBIT	$833	$(75)		$35		$64		$(9)		$—	$—		$15	$848

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$833	$(75)		$35		$64		$(9)		$—	$—		$15	$848
Interest expense	(250)	—		—		—		—		—	—		—	(250)
Interest income and other	14	—		—		—		—		—	(4	) E	(4)	10
Income taxes from continuing operations	(195)	28		(13)		(22)		3		12	—		8	(187)
Discontinued operations, net of taxes	5	—		—		—		—		—	175	F,G	175	180

Total Earnings for Common	$407	$(47)		$22		$42		$(6)		$12	$171		$194	$601

EARNINGS PER SHARE, BASIC	$0.44	$(0.05)		$0.02		$0.05		$(0.01)		$0.01	$0.19		$0.21	$0.65

EARNINGS PER SHARE, DILUTED	$0.43	$(0.04)		$0.02		$0.04		$(0.01)		$0.01	$0.18		$0.20	$0.63

Note 1 – Amounts for special items are entered net of minority interest

A – Recorded in Gains (Losses) on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

B – Fourth quarter settlement of the 2005 portion of the Field Services de-designated hedges as of 2/22/05, recorded in Equity in earnings of unconsolidated affiliates (Other Income and Expenses) on the Consolidated Statements of Operations.

C – Recorded in Other income and expenses, net (Other Income and Expenses) on the Consolidated Statements of Operations.

D – Recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues (Operating Revenues) on the Consolidated Statements of Operations.

E – Cumulative Effect of Change in Accounting Principle.

F – Excludes Crescent discontinued operations.

G – Primarily DENA discontinued operations. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	928
Diluted	962

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2005 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Loss on Southeast DENA contract termination		Mutual insurance liability adjustment		Gain on transfer of 19.7% interest in DEFS		Gains (Losses) on sales and impairments of equity investments		Field Services hedge de-designation, net		Initial gain and subsequent MTM change on de-designated Southeast DENA hedges		Tax Adjustments	Discontinued Operations/ Cumulative Effect of Change in Accounting Principle		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$1,495	$—		$—		$—		$—		$—		$—		$—	$—		$—	$1,495
Natural Gas Transmission	1,388	—		—		—		—		—		—		—	—		—	1,388
Field Services	505	—		—		576	A	888	C	(23	) E	—		—	—		1,441	1,946
Commercial Power	(43)	(75	) A	—		—		—		—		—		—	—		(75)	(118)
International Energy	334	—		—		—		(20	) D	—		—		—	—		(20)	314
Crescent	314	—		—		—		—		—		—		—	—		—	314

Total reportable segment EBIT	3,993	(75)		—		576		868		(23)		—		—	—		1,346	5,339
Other	(511)	—		(28	) B	—		—		—		21	F	—	—		(7)	(518)

Total reportable segment EBIT and other EBIT	$3,482	$(75)		$(28)		$576		$868		$(23)		$21		$—	$—		$1,339	$4,821

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$3,482	$(75)		$(28)		$576		$868		$(23)		$21		$—	$—		$1,339	$4,821
Interest expense	(1,066)	—		—		—		—		—		—		—	—		—	(1,066)
Interest income and other	44	—		—		—		—		—		—		—	(4	) G	(4)	40
Income taxes from continuing operations	(797)	28		10		(213)		(323)		9		(8)		12	—		(485)	(1,282)
Discontinued operations, net of taxes	7	—		—		—		—		—		—		—	(708	) H,I	(708)	(701)

Total Earnings for Common	$1,670	$(47)		$(18)		$363		$545		$(14)		$13		$12	$(712)		$142	$1,812

EARNINGS PER SHARE, BASIC	$1.79	$(0.05)		$(0.02)		$0.39		$0.58		$(0.01)		$0.01		$0.01	$(0.76)		$0.15	$1.94

EARNINGS PER SHARE, DILUTED	$1.73	$(0.04)		$(0.02)		$0.37		$0.56		$(0.01)		$0.01		$0.01	$(0.73)		$0.15	$1.88

Note 1 – Amounts for special items are entered net of minority interest

A – Recorded in Gains (Losses) on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

B – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

C – Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest. Recorded in (Losses) gains on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

D – Equity investment impairment, recorded in (Losses) gains on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

E – De-designation of hedges due to the transfer of 19.7% interest in DEFS to ConocoPhillips. $125 million loss reduced by $102 million of hedge settlements recorded in Impairments and other charges (Operating Expenses) on the Consolidated Statements of Operations.

F – Recorded in Non-regulated electric, natural gas, natural gas liquids and other revenues (Operating Revenues) on the Consolidated Statements of Operations.

G – Cumulative Effect of Change in Accounting Principle.

H – Excludes Crescent discontinued operations.

I – Primarily the non-cash, after-tax charge related to the planned exit of substantially all of DENA’s physical and commercial assets outside the midwestern United States and the reclassification of DENA 2005 operations. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted	Average Shares (reported and ongoing) – in millions

Basic	934
Diluted	970

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2006 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Settlement Reserves		Adjustment to Impairment of Campeche Investment		Impairment of Bolivia Investment		Costs to Achieve, Cinergy Merger		Costs to Achieve, Anticipated Gas Spin-off		Tax Adjustments	Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$423	$—		$—		$—		$—		$—		$—	$—		$—	$423
Natural Gas Transmission	338	—		—		—		—		(2	) A	—	—		(2)	336
Field Services	119	—				—		—		—		—	—		—	119
Commercial Power	(29)	—		—		—		—		—		—	—		—	(29)
International Energy	81	(100	) A	5	A	(28	) B	—		—		—	—		(123)	(42)
Crescent	17	—		—		—		—		—		—	—		—	17

Total reportable segment EBIT	949	(100)		5		(28)		—		(2)		—	—		(125)	824
Other	(91)	(65	) A	—		—		(31	) A	(41	) A	—	—		(137)	(228)

Total reportable segment EBIT and other EBIT	$858	$(165)		$5		$(28)		$(31)		$(43)		$—	$—		$(262)	$596

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$858	$(165)		$5		$(28)		$(31)		$(43)		$—	$—		$(262)	$596
Interest expense	(325)	—		—		—		—		—		—	—		—	(325)
Interest income and other	111	—		—		—		—		—		—	—		—	111
Income taxes from continuing operations	(102)	58		—		31		11		6		8	—		114	12
Discontinued operations, net of taxes	—	—		—		—		—		—		—	(7	) C	(7)	(7)

Total Earnings for Common	$542	$(107)		$5		$3		$(20)		$(37)		$8	$(7)		$(155)	$387

EARNINGS PER SHARE, BASIC	$0.43	$(0.08)		$—		$—		$(0.01)		$(0.03)		$0.01	$(0.01)		$(0.12)	$0.31

EARNINGS PER SHARE, DILUTED	$0.43	$(0.08)		$—		$—		$(0.01)		$(0.03)		$0.01	$(0.01)		$(0.12)	$0.31

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – $25 million recorded in Impairments and other charges (Operating Expenses) and $3 million recorded in Impairment of goodwill (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,256
Diluted	1,265

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

December 2006 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Settlement Reserves		Gain on Sales of Assets		Gain on Sale of Interest in Crescent		Net Gain on Settlement of Contract		Impairment of Bolivia Investment		Impairment of Campeche Investment		Costs to Achieve, Cinergy Merger		Costs to Achieve, Anticipated Gas Spin-off		Tax Adjustments	Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$1,811	$—		$—		$—		$—		$—		$—		$—		$—		$—	$—		$—	$1,811
Natural Gas Transmission	1,401	—		15	B	—		24	E	—		—		—		(2	) A	—	—		37	1,438
Field Services	555	—		14	C	—		—		—		—		—		—		—	—		14	569
Commercial Power	21	—		—		—		—		—		—		—		—		—	—		—	21
International Energy	317	(100	) A	—		—		—		(28	) F	(50	) G			—		—	—		(178)	139
Crescent	286	—		—		246	D	—		—		—		—		—		—	—		246	532

Total reportable segment EBIT	4,391	(100)		29		246		24		(28)		(50)		—		(2)		—	—		119	4,510
Other	(330)	(65	) A	—		—		—		—		—		(128	) A	(58	) A	—	—		(251)	(581)

Total reportable segment EBIT and other EBIT	$4,061	$(165)		$29		$246		$24		$(28)		$(50)		$(128)		$(60)		$—	$—		$(132)	$3,929

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$4,061	$(165)		$29		$246		$24		$(28)		$(50)		$(128)		$(60)		$—	$—		$(132)	$3,929
Interest expense	(1,253)	—		—		—		—		—		—		—		—		—	—		—	(1,253)
Interest income and other	186	—		—		—		—		—		—		—		—		—	—		—	186
Income taxes from continuing operations	(850)	58		(10)		(124)		(8)		31		—		45		7		8	—		7	(843)
Discontinued operations, net of taxes	—	—		—		—		—		—		—		—		—		—	(156	) H,I	(156)	(156)

Total Earnings for Common	$2,144	$(107)		$19		$122		$16		$3		$(50)		$(83)		$(53)		$8	$(156)		$(281)	$1,863

EARNINGS PER SHARE, BASIC	$1.83	$(0.09)		$0.02		$0.10		$0.02		$—		$(0.04)		$(0.07)		$(0.05)		$0.01	$(0.14)		$(0.24)	$1.59

EARNINGS PER SHARE, DILUTED	$1.81	$(0.09)		$0.02		$0.10		$0.01		$—		$(0.04)		$(0.07)		$(0.05)		$0.01	$(0.13)		$(0.24)	$1.57

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in Gain on sale of subsidiary stock (Other Income and Expenses) on the Consolidated Statements of Operations.

C – Recorded in Equity in earnings of unconsolidated affiliates (Other Income and Expenses) on the Consolidated Statements of Operations.

D – Recorded in Gains (Losses) on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

E – $23 million recorded in Gains (Losses) on Sales of Other Assets and Other, net and $1 million recorded in Other income and expenses, net (Other Income and Expenses) on the Consolidated Statements of Operations.

F – $25 million recorded in Impairments and other charges (Operating Expenses) and $3 million recorded in Impairment of goodwill (Operating Expenses) on the Consolidated Statements of Operations.

G – $33 million recorded in Operation, maintenance and other (Operating Expenses) and $17 million recorded in (Losses) gains on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

H – Excludes Crescent discontinued operations.

I – Primarily DENA and CMT discontinued operations. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted	Average Shares (reported and ongoing) – in millions

Basic	1,170
Diluted	1,188

Special items affecting Duke Energy’s year-to-date diluted EPS (as summarized in this earnings release) include:

(In millions, except per share amounts)	Pre-Tax Amount	Tax Effect	2006 EPS Impact	2005 EPS Impact
Year-ended 2006
DEGT gain on contract settlement	$24	($8)	$0.01	—
Duke Energy portion of gain on DEFS asset sale	$14	($5)	$0.01	—
Costs to achieve Cinergy merger	($128)	$45	($0.07)	—
Costs to achieve gas spinoff	($60)	$7	($0.05)	—
Impairment of Campeche investment	($50)	—	($0.04)	—
Gain on sale of interest in Crescent	$246	($124)	$0.10	—
Gain related to the issuance of units of DEGT’s Canadian income fund	$15	($5)	$0.01	—
Settlement reserves	($165)	$58	($0.09)	—
Impairment of Bolivia investment	($28)	$31	—	—
Tax adjustment	—	$8	$0.01	—

Year-ended 2005
Gain on sale of TEPPCO GP, net of minority interest of $343 million	$791	($293)	—	$0.51
Gain on sale of TEPPCO LP units	$97	($36)	—	$0.06
Loss on de-designation of Field Services’ hedges, net of settlements on 2005 positions	($23)	$9	—	($0.01)
Mutual insurance liability adjustment	($28)	$10	—	($0.02)
Gain on transfer of 19.7 percent interest in DEFS to ConocoPhillips	$576	($213)	—	$0.37
Impairment of DEI’s investment in Campeche	($20)	$6	—	($0.01)
Initial and subsequent net mark-to-market gains on de-designating Southeast DENA hedges	$21	($8)	—	$0.01
Loss on Southeast DENA contract termination	($75)	$28	—	($0.04)
Tax adjustments	—	$12	—	$0.01
TOTAL DILUTED EPS IMPACT			($0.11)	$0.88

GAAP Reconciliation:

EPS from discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle

(In millions, except per share amounts)

	4Q 2006		4Q 2005
	Amount	Diluted EPS	Amount	Diluted EPS
(Loss) income from discontinued operations, net of tax	($7)	($0.01)	$180	$0.19
Income from Crescent Resources discontinued operations, net of tax	—	—	(5)	—
Cumulative effect of change in accounting principle, net of tax	—	—	(4)	—

Discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	($7)	($0.01)	$171	$0.18

	YTD 2006		YTD 2005
	Amount	Diluted EPS	Amount	Diluted EPS
Loss from discontinued operations, net of tax	($156)	($0.13)	($701)	($0.72)
Income from Crescent Resources discontinued operations, net of tax	—	—	(7)	—
Cumulative effect of change in accounting principle, net of tax	—	—	(4)	—

Discontinued operations excluding Crescent Resources, and cumulative effect of change in accounting principle	($156)	($0.13)	($712)	($0.73)